November 10, 1997

Mr. Frank Fraser
MDS Nordion
447 March Road
Kanata, Ontario K2K 1X8

Reference:  Equity Investments in Food Technology Services Inc.

Dear Sir:

We acknowledge receipt of US $12,000 on November 4, 1997.

We appreciate your participation in our organization and this letter confirms that your ability to convert this $12,000 loan into 15,000 shares at US $0.80 in the capital of FTSI be at your option.


                                           Yours very truly,
                                           Food Technology Services, Inc.



                                      by:
                                           -------------------------------------
                                           Pete Ellis, President & CEO


cc:  B. Butler
     C. McGuire